UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2006 (November 20, 2006)

THE NASDAQ STOCK MARKET, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	000-32651	52-1165937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Liberty Plaza, New York, New York 10006

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 401-8700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 20, 2006, Nightingale Acquisition Limited (“NAL”), a subsidiary of The Nasdaq Stock Market, Inc. (“Nasdaq”) announced the terms of offers to acquire:

•	all of the outstanding ordinary shares of London Stock Exchange Group plc (“LSE Group”) for £12.43 per share (other than shares already owned by Nasdaq); and

•	all of the outstanding B shares of LSE Group for £2.00 per share (plus an amount equal to accrued dividends).

The total cost consideration payable under the offers will amount to approximately £2.0 billion, or $3.8 billion (which includes the amounts paid for the Share Purchase (discussed below)).

Debt Financing

To finance the offers, Nasdaq entered into the following credit agreements (collectively, the “New Credit Facility”), each of which credit agreements became effective on November 20, 2006. The initial funding under the New Credit Facility is subject to conditions customary in the United Kingdom for transactions of this type and will not occur until the offers have been declared unconditional in all respects:

•	Credit Agreement, dated as of November 20, 2006, among Nasdaq, as Borrower, the financial institutions that are or may from time to time become parties thereto as Lenders, Bank of America, N.A., as Administrative Agent, Collateral Agent, Swingline Lender and Issuing Bank, Banc of America Securities LLC, as Sole Lead Arranger, Banc of America Securities LLC and Dresdner Kleinwort Securities LLC, as Joint Bookrunning Managers, and Dresdner Bank AG New York and Grand Cayman Branches, as Syndication Agent

•	Term Loan Credit Agreement, dated as of November 20, 2006, among Nasdaq, as Borrower, NAL, as Additional Borrower, the financial institutions that are or may from time to time become parties thereto as Lenders, Bank of America, N.A., as Administrative Agent and Collateral Agent, Banc of America Securities LLC, as Sole Lead Arranger, Banc of America Securities LLC and Dresdner Kleinwort Securities LLC, as Joint Bookrunning Managers, and Dresdner Bank AG New York and Grand Cayman Branches, as Syndication Agent

•	Bridge Loan Agreement, dated as of November 20, 2006, among Nasdaq, as Borrower, NAL, as Additional Borrower, the financial institutions that are or may from time to time become parties thereto as Lenders, Banc of America Bridge LLC, as Administrative Agent, Banc of America Securities LLC, as Sole Lead Arranger, Banc of America Securities LLC and Dresdner Kleinwort Securities LLC, as Joint Bookrunning Managers, and Dresdner Bank AG New York and Grand Cayman Branches, as Syndication Agent

The New Credit Facility provides for credit of up to approximately $5.1 billion of debt financing to be used for payment in respect of the acquisition of the issued LSE Group ordinary shares (and shares issuable pursuant to options convertible into ordinary shares) and the issued LSE Group B shares, transaction costs, working capital, and repayment of Nasdaq borrowings under its existing credit facilities as well as existing bonds of LSE Group to the extent that the holders of such bonds require the bonds to be redeemed. The New Credit Facility includes (1) a six-year $75.0 million secured revolving credit facility, with a letter of credit subfacility and swingline loan subfacility under the Credit Agreement; (2) a seven-year $750.0 million secured term loan facility under the Credit Agreement; (3) a seven-year $2.5 billion secured term loan facility structured as a delayed-draw term loan under the Term Loan Credit Agreement; and (4) a $1.75 billion unsecured bridge loan under the Bridge Loan Agreement. The interest rate on loans made under New Credit Facility is expected to be (1) in the case of revolving loans, the Credit Agreement term loans and the Term Loan Credit Agreement term loans, (a) the higher of (i) the federal funds effective rate plus 1/2 of 1% or (ii) the “prime rate” of Bank of America, N.A., plus 1.25% or (b) the “LIBO Rate” used by Bank of America, N.A. plus 2.25% and (2) in the case of the Bridge Loan Agreement, (a) the higher of (i) the federal funds effective rate plus 1/2 of 1% or (ii) the “prime rate” of Bank of America, N.A., plus

3.00% or (b) the “LIBO Rate” used by Bank of America, N.A. plus 4.00%, provided that if the loans under the Bridge Loan Agreement are not repaid in full within 120 days after they are funded, the applicable rate shall increase by 1.00% per annum as of such 120th date for the subsequent 90-day period and shall increase by an additional 0.50% per annum at the beginning of each subsequent 90-day period thereafter.

When initially funded, (i) the Credit Agreement will refinance in full Nasdaq’s existing credit agreement, dated as of April 11, 2006 and amended and restated as of May 19, 2006, among Nasdaq, as Borrower, the financial institutions that are or may from time to time become parties thereto as Lenders, Bank of America, N.A., as Administrative Agent, Swingline Lender and Issuing Bank, and Banc of America Securities LLC, as Sole Lead Arranger and Sole Book Manager (including amounts borrowed under the incremental facility amendment described below) and (ii) the Term Loan Credit Agreement will refinance in full Nasdaq’s existing term loan credit agreement, dated as of April 11, 2006 and amended and restated as of May 19, 2006, among Nasdaq, as Borrower, NAL, as Additional Borrower, the financial institutions that are or may from time to time become parties thereto as Lenders, Banc of America Bridge LLC, as Administrative Agent, and Banc of America Securities LLC, as Sole Lead Arranger and Sole Book Manager. The terms and conditions of the existing credit agreement and the existing term loan credit agreement are described in Nasdaq’s Form 8-K, filed on May 24, 2006, and in Nasdaq’s Form 10-Q, filed on November 8, 2006, and those descriptions are incorporated herein by reference.

Nasdaq’s obligations under the Credit Agreement and the Term Loan Credit Agreement will be secured by a security interest in and liens upon substantially all of the assets of Nasdaq and its subsidiaries, excluding non-U.S. domestic subsidiaries, the regulated broker-dealer subsidiaries, the insurance-related subsidiaries, The Trade Reporting Facility LLC, Independent Research Network, LLC, and The Nasdaq Stock Market Educational Foundation, Inc. The shares of each of Nasdaq’s subsidiaries, other than The Trade Reporting Facility LLC, Independent Research Network, LLC, The Nasdaq Stock Market Educational Foundation, Inc., The NASDAQ Stock Market LLC and Nasdaq Insurance Agency, LLC, will be pledged, provided that no more than 65% of the voting shares of any non-U.S. entity shall be pledged, and the shares of entities which are not directly owned by Nasdaq or any of its subsidiary guarantors shall not be pledged. NAL will pledge up to 65% of the voting shares of LSE Group in support of the obligations under the Credit Agreement and the Term Loan Credit Agreement. All of Nasdaq’s U.S. domestic subsidiaries will be guarantors of its obligations under the New Credit Facility, excluding the regulated broker-dealer subsidiaries, the insurance-related subsidiaries, The Trade Reporting Facility LLC, Independent Research Network, LLC, and The Nasdaq Stock Market Educational Foundation, Inc., and such guarantees in support of the Bridge Loan Agreement shall be subordinated and unsecured.

The New Credit Facility contains customary negative covenants applicable to Nasdaq and its subsidiaries, including the following:

•	in case of the Credit Agreement and the Term Loan Credit Agreement, maintenance of minimum interest expense coverage ratio and maximum leverage ratio;

•	limitations on the payment of dividends and redemptions of Nasdaq’s capital stock;

•	limitations on loans, guarantees, investments, incurrence of debt and hedging arrangements;

•	limitations on issuance and amendment of preferred stock and amendment of subordinated debt agreements;

•	limitations on prepayments, redemptions and repurchases of debt other than debt under the credit facility;

•	limitations on liens and sale-leaseback transactions;

•	limitations on mergers, recapitalizations, acquisitions and asset sales;

•	limitations on transactions with affiliates;

•	limitations on restrictions on liens and other restrictive agreements; and

•	limitations on changes in our business.

The New Credit Facility also contains customary affirmative covenants, including access to financial statements, notice of trigger events and defaults, maintenance of business and insurance, and customary events of default, including cross-defaults to material indebtedness. The New Credit Facility has been negotiated based on an offer price of £12.43 per LSE Group ordinary share.

Nasdaq is permitted to repay borrowings under the New Credit Facility at any time in whole or in part. Following the end of each fiscal year, commencing with the end of fiscal year 2007, Nasdaq also is required to use a percentage of its excess cash flow, as defined in the Credit Agreement and the Term Loan Credit Agreement and calculated with respect to the prior fiscal year, to repay loans outstanding under the Credit Agreement and the Term Loan Credit Agreement. The percentage of excess cash flow Nasdaq is required to use for repayments varies depending on Nasdaq’s leverage ratio at the end of the year for which excess cash flow is calculated, with the maximum repayment percentage set at 50.0% of excess cash flow.

The Bridge Loan Agreement, together with the other agreements in the New Credit Facility and the Equity Financing described below, provides Nasdaq with the certainty of funds necessary to effect the offers. Borrowings under the Bridge Loan Agreement initially mature in one year. Nasdaq intends to replace or refinance the Bridge Loan Agreement with longer term financing such as an offering of senior unsecured notes after the acquisition is completed but no determination has been made as to a senior notes offering or the terms thereof. In the event that a replacement or refinancing is delayed, the Bridge Loan Agreement contains a mechanism by which the outstanding loans thereunder may “roll over” into a longer maturity.

Copies of the Credit Agreement, Term Loan Credit Agreement and Bridge Loan Agreement are attached as Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3, respectively, and are incorporated herein by reference.

Equity Financing

In addition to the New Credit Facility and in connection with the financing of the offers, Nasdaq has entered into a Purchase Agreement, by and among Nasdaq, as issuer, and Banc of America Bridge, LLC and Dresdner Kleinwort Securities LLC, as purchasers. The Purchase Agreement provides for the issue and sale to the purchasers of up to 775,000 shares of Nasdaq’s senior perpetual preferred stock, par value $0.01 per share at a purchase price of $1,000 per share. The Purchase Agreement became effective on November 20, 2006. The sale of the preferred stock is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

The purchasers’ several obligations to purchase shares of preferred stock is subject to conditions customary in the United Kingdom for transactions of this type and will not occur until the offers have been declared unconditional in all respects.

In connection with the Purchase Agreement, Nasdaq has made customary representations and warranties and has agreed to customary covenants. In addition, Nasdaq has agreed to register the preferred stock on or prior to the eight-month anniversary of the purchase date.

The material terms of the preferred stock are:

•	Each share of preferred stock shall have an initial liquidation preference of $1,000.00;

•	With respect to distributions regarding dividends and upon liquidation, winding up or dissolution of Nasdaq, the preferred stock shall rank senior to all classes of Nasdaq’s common stock and each other class of capital stock or preferred stock of Nasdaq the terms of which do not expressly provide otherwise;

•	Cash is payable with respect to dividends only upon redemption or liquidation;

•	Dividends accrete at the LIBOR Rate plus 7.00% for the period from the issue date up to but excluding the 90th day following the issue, plus an additional 0.50% per each 90-day period thereafter, up to a maximum of 14.00% per annum;

•	Upon liquidation, dissolution or winding-up of Nasdaq, and subject to the above-referenced ranking, each holder of outstanding preferred stock shall be entitled to be paid the above-referenced liquidation preference with respect to each share of preferred stock plus any accumulated and unpaid dividends thereon;

•	The preferred stock may be redeemed at the option of Nasdaq, in whole at any time or in part from time to time on or after the issue date (i) for a price equal to 100% of the liquidation preference plus any accumulated and unpaid dividends during the period from the issue date to the one year anniversary of the issue date and (ii) for each of the first four one-year periods subsequent to the one year anniversary of the issue date, at a price equal to 100% of the liquidation preference plus 1% for each such one-year period and plus any accumulated and unpaid dividends and thereafter, at a price equal to 104% of the liquidation preference plus any accumulated and unpaid dividends;

•	Holders of the preferred stock shall not generally have any voting rights with respect to the preferred stock, however approval by 66 2/3% of the holders of the then-outstanding preferred stock is required in certain circumstances, including (i) the future issuance of any Nasdaq securities on par or senior to the preferred stock and (ii) any action that would materially adversely alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the preferred stock;

•	Upon a change in control of Nasdaq, holders of outstanding preferred stock shall be entitled to tender such shares for repurchase by Nasdaq at a purchase price per share equal to, if such change of control occurs during the first year in which the preferred stock are outstanding, 100% of the then applicable liquidation preference, and if thereafter, 101% of the then applicable liquidation preference, in each case plus any accumulated and unpaid dividends; and

•	The preferred stock is neither convertible nor exchangeable and may be redesignated and reissued if reacquired by Nasdaq.

The Purchase Agreement (including the form of Certificate of Designations with respect to the preferred stock) is attached as Exhibit 99.4 and is incorporated herein by reference.

Share Purchase Financing

In connection with Nasdaq’s previously announced acquisition of approximately 7.1 million LSE Group ordinary shares (the “Share Purchase”), Nasdaq borrowed $150 million pursuant to an incremental facility amendment to its existing credit facility. The Incremental Facility Amendment is attached as Exhibit 99.5 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the descriptions of Debt Financing and Share Purchase Financing in Item 1.01 above, which are incorporated by reference.

Item 3.02. Unregistered Sales of Equity Securities.

See the description of Equity Financing in Item 1.01 above, which is incorporated by reference.

Item 8.01. Other Events.

In connection with the offers for LSE Group shares, Nasdaq has entered arrangements to provide NAL the option (but not the obligation) to acquire pounds sterling at a specified price.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1 Credit Agreement, dated as of November 20, 2006, among The Nasdaq Stock Market, Inc. and the other parties thereto.

99.2 Term Loan Credit Agreement, dated as of November 20, 2006, among The Nasdaq Stock Market, Inc. and the other parties thereto.

99.3 Bridge Loan Agreement, dated as of November 20, 2006, among The Nasdaq Stock Market, Inc. and the other parties thereto.

99.4 Purchase Agreement, dated as of November 20, 2006, among The Nasdaq Stock Market, Inc., Banc of America Bridge, LLC and Dresdner Kleinwort Securities LLC.

99.5 Incremental Facility Amendment, dated as of November 20, 2006, among The Nasdaq Stock Market, Inc and the other parties thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, The Nasdaq Stock Market, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 27, 2006	THE NASDAQ STOCK MARKET, INC.

	By:	/s/ Edward S. Knight
Edward S. Knight Executive Vice President and General Counsel